Exhibit 2:          Opinion amd Consent of Counsel, dated April 25, 2000.

Exhibit 6:          Actuary Opinion, dated April 24, 2000.

Exhibit 7:          Actuary Consent, dated April 24, 2000.

Exhibit 8:          Auditors Consent, dated April 24, 2000.